As filed with the Securities and Exchange Commission on DECEMBER 4, 2015

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 __________________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE
SECURITIES ACT OF 1933

 __________________________

Sequential Brands Group, Inc.

(Exact name of registrant as specified in its charter)

__________________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	47-4452789 (I.R.S. Employer Identification No.)

5 Bryant Park, 30th Floor
New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

__________________________

SEQUENTIAL BRANDS GROUP, INC. 2013 STOCK INCENTIVE COMPENSATION PLAN

2005 STOCK INCENTIVE PLAN OF PEOPLE’S LIBERATION

(Full title of the plans)

__________________________

  Gary Klein

Chief Financial Officer

5 Bryant Park, 30th Floor

New York, New York 10018

(Name and address of agent for service)

(646) 564-2577

(Telephone Number, including area code, of agent for service)

 _______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

__________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01	1,302,233	$8.55	$11,134,092.15	$1,121.20

(1)	The Sequential Brands Group, Inc. 2013 Stock Incentive Compensation Plan (the “2013 Plan”) authorizes the issuance of not more than 2,500,000 shares of the registrant’s common stock, par value $0.01 per share (“Common Stock”), 1,262,733 of which are being registered hereunder. The 2005 Stock Incentive Plan of People’s Liberation (the “2005 Plan” and together with the 2013 Plan, the “Plans”) authorizes the issuance of not more than 366,667 shares of the Common Stock, 39,500 of which are being registered hereunder. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Common Stock of the registrant that may become issuable under the Plans being registered pursuant to this Registration Statement by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act based upon the average of the high and low prices of the common stock of Sequential’s predecessor, SQBG, Inc. (formerly known as Sequential Brands Group, Inc.) as reported on the Nasdaq Stock Market on November 30, 2015.

EXPLANATORY NOTE

On December 4, 2015, Sequential Brands Group, Inc.’s (“Sequential’s”) board of directors (the “Board”) assumed the Plans. Sequential has filed this Registration Statement to register a total of 1,302,233 shares of Common Stock, 1,262,733 of which may be issued or sold pursuant to its 2013 Plan and 39,500 of which may be issued or sold pursuant to its 2005 Plan. Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers any additional shares of Sequential’s Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

 PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to each participant in each of the Plans as may be required by Rule 428(b) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act for each of the Plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K)) are incorporated by reference in this Registration Statement:

1.	The Annual Report on Form 10-K of Sequential’s predecessor, SQBG, Inc. (formerly known as Sequential Brands Group, Inc.) (File No. 001-36082) (“Old Sequential”) filed on March 16, 2015 pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or latest prospectus filed by Sequential pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for Sequential’s latest fiscal year for which such statements have been filed;

2.	The Annual Report on Form 10-K of Martha Stewart Living Omnimedia, Inc. (File No. 001-15395) (“MSLO”) filed on March 6, 2015, as amended by Form 10-K/A on April 27, 2015, pursuant to Sections 13(a) or 15(d) of the Exchange Act;

3.	All other reports filed by Old Sequential, MSLO and Sequential pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal years covered by, as applicable, Old Sequential’s latest Annual Report or prospectus referred to in (1) above or MSLO’s Annual Report referred to in (2) above; and

4.	The description of Sequential’s Common Stock contained in the Current Report on Form 8-K, filed as an 8-K12B by Sequential on December 4, 2015.

In addition, all documents filed by Sequential pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in to this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

2

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

Section 145(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), authorizes and empowers a corporation to indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL. The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Article VII of Sequential’s Certificate of Incorporation provides that the directors of Sequential shall be protected from personal liability for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted under the DGCL as from time to time in effect.

Article X, Section 2 of Sequential’s Bylaws provides that each person who at any time is or shall have been a director, officer or stockholder of Sequential and each of their affiliates and each of their or their affiliates’ respective officers, members, equity holders, managers, partners, members, employees, personnel, independent contractors, representatives and agents, shall be indemnified by Sequential in accordance with and to the full extent permitted by the DGCL.

The foregoing is only a general summary of certain aspects of the DGCL and Sequential’s organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL and of Sequential’s Certificate of Incorporation and Bylaws.

3

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Description

4.1	Certificate of Incorporation of Sequential Brands Group, Inc. (incorporated by reference to Exhibit 3.1 to Sequential’s Current Report on Form 8-K, filed as an 8-K12B on December 4, 2015).

4.2	Bylaws of Sequential Brands Group, Inc. (incorporated by reference to Exhibit 3.2 to Sequential’s Current Report on Form 8-K, filed as an 8-K12B on December 4, 2015).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.*

10.1	Sequential Brands Group, Inc. 2013 Stock Incentive Compensation Plan, as amended.*

10.2	2005 Stock Incentive Plan of People’s Liberation, as amended.*

23.1	Consent of Gibson, Dunn & Crutcher LLC (contained in Exhibit 5.1).*

23.2	Consent of CohnReznick LLP relating to Old Sequential’s financial statements.*

23.3	Consent of Grant Thornton LLP relating to Sequential Brand Group, Inc.’s financial statements.*

23.4	Consent of CohnReznick LLP relating to With You, Inc. and Corny Dog, Inc.’s financial statements.*

23.5	Consent of CohnReznick LLP relating to the financial statements of the business acquired from Joe’s Jeans, Inc.*

23.6	Consent of Ernst & Young LLP relating to Martha Stewart Living Omnimedia, Inc.’s financial statements.*

24.1	Power of Attorney (included on the signature page hereto).*

*	Filed herewith

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

4

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of York, on December 4, 2015.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Yehuda Shmidman
Name:	Yehuda Shmidman
Title:	Chief Executive Officer, Secretary and Director

 POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yehuda Shmidman his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, supplements, subsequent registration statements relating to the offering to which this registration statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature/Name	Position	Date

/s/ Yehuda Shmidman	Chief Executive Officer, Secretary and Director (Principal Executive Officer)	December 4, 2015
Yehuda Shmidman

/s/ Gary Klein	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 4, 2015
Gary Klein
/s/ William Sweedler	Director
William Sweedler		December 4, 2015

/s/ Rodney S. Cohen	Director
Rodney S. Cohen		December 4, 2015

/s/ Al Gossett	Director
Al Gossett		December 4, 2015

/s/ Aaron Hollander	Director
Aaron Hollander		December 4, 2015

/s/ Gary A. Johnson	Director
Gary A. Johnson		December 4, 2015

/s/ Stewart Leonard Jr.	Director
Stewart Leonard Jr.		December 4, 2015

Director
Martha Stewart

6

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation of Sequential Brands Group, Inc. (incorporated by reference to Exhibit 3.1 to Sequential’s Current Report on Form 8-K, filed as an 8-K12B on December 4, 2015).

4.2	Bylaws of Sequential Brands Group, Inc. (incorporated by reference to Exhibit 3.2 to Sequential’s Current Report on Form 8-K, filed as an 8-K12B on December 4, 2015).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.*

10.1	Sequential Brands Group, Inc. 2013 Stock Incentive Compensation Plan, as amended.*

10.2	2005 Stock Incentive Plan of People’s Liberation, as amended.*

23.1	Consent of Gibson, Dunn & Crutcher LLC (contained in Exhibit 5.1).*

23.2	Consent of CohnReznick LLP relating to Old Sequential’s financial statements.*

23.3	Consent of Grant Thornton LLP relating to Sequential Brand Group, Inc.’s financial statements.*

23.4	Consent of CohnReznick LLP relating to With You, Inc. and Corny Dog, Inc.’s financial statements.*

23.5	Consent of CohnReznick LLP relating to the financial statements of the business acquired from Joe’s Jeans, Inc.*

23.6	Consent of Ernst & Young LLP relating to Martha Stewart Living Omnimedia, Inc.’s financial statements.*

24.1	Power of Attorney (included on the signature page hereto).*

*	Filed herewith

7